Exhibit 5.1

DLA Piper US LLP 414 Parklake Avenue, Suite 1300 Raleigh, North Carolina 27612-2350 T 919.786.2000 F 919.786.2200 W www.dlapiper.com

August 25, 2008

Board of Directors

Behringer Harvard Multifamily REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Re:                               Registration Statement on Form S-11

Ladies and Gentlemen:

We serve as special Maryland counsel to Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to 250,000,000 shares (the “Shares”) of common stock, $.0001 par value per share, of the Company (“Common Stock”), pursuant to the Registration Statement on Form S-11 (No. 333-148414) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.             The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Bylaws of the Company, certified as of the date hereof by the Assistant Secretary of the Company;

4.             Fourth Articles of Amendment and Restatement of the Company’s charter and Articles Supplementary thereto, each in the form certified as of the date hereof by the Assistant Secretary of the Company (collectively, the “Articles”);

5.             Articles of Restatement of the Company’s charter, in the form attached as an exhibit to the Registration Statement (the “Restatement”);

6.             Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Assistant Secretary of the Company;

7.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

8.             A certificate executed by Gerald J. Reihsen, III, Executive Vice President – Corporate Development & Legal and Assistant Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.             All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.             The Company will file articles of amendment and restatement and articles supplementary with the SDAT in substantially the form of the Articles and articles of restatement with the SDAT in substantially the form of the Restatement, and such filings will become effective prior to the issuance of the Shares.  The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinion expressed herein.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The Shares have been duly authorized and, upon payment, issuance and delivery of the Shares in the manner contemplated by the Registration Statement and the Board Resolutions, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper US LLP